UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 16, 2026
_____________________
California Resources Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36478	46-5670947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 World Trade Center
Suite 1500
Long Beach
California	90831
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 848-4754
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Appointment of Principal Accounting Officer
Michael Helm has been appointed as the Company’s Vice President – Finance and Controller, and will serve as the Company’s principal accounting officer effective as of March 16, 2026. Mr. Helm, age 58, has served as the Company’s Vice President – Finance, Oil and Gas following the closing of the Company’s merger with Berry Corporation (bry) (“Berry”) in December 2025. Mr. Helm previously led Berry’s accounting function as its Chief Accounting Officer since 2017, where he also served as Chief Financial Officer from January 2023 through January 2025. Prior to joining Berry, Mr. Helm was the Vice President and Corporate Controller of CRC from 2014 to 2017. He previously served as the Assistant Controller for Occidental Petroleum Corporation, an international oil and gas company, from 2007 to 2014. From 2003 to 2007, he served as Director of Internal Audit for K2 Inc., a publicly traded international sporting goods company. He began his career as an auditor at Ernst Young in Los Angeles in 1990 after graduating from UCLA with a Bachelor of Arts degree majoring in Economics-Business. He has been an actively licensed CPA since 1993.
There are no family relationships between Mr. Helm and any director or executive officer of the Company, and Mr. Helm has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with Mr. Helm's appointment, the Company will enter into an Indemnification Agreement (the “Indemnification Agreement”) with Mr. Helm, pursuant to which the Company will agree to indemnify Mr. Helm to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company and to advance his expenses incurred as a result of any proceeding against him to which he could be indemnified. The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full and complete text of the Indemnification Agreement, a form of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Departure of Principal Accounting Officer
Noelle Repetti, the Company’s Senior Vice President and Controller, is retiring effective as of March 16, 2026. We thank Ms. Repetti for her more than 11 years of dedicated service and wish her well in her retirement. Ms. Repetti’s departure did not result from any dispute or disagreement with the Company on any matter relating to the Company’s operations, financial statements, internal controls, policies or practices.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1
Form of Indemnification Agreement between the Company and its directors and executive officers (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 27, 2020 and incorporated herein by reference).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Resources Corporation

/s/ Michael L. Preston
Name:	Michael L. Preston
Title:	Executive Vice President, Chief Strategy Officer and General Counsel

DATED: March 16, 2026